                                                                       EXHIBIT 1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of TRW, Inc. on Form S-8 (File No. 333-48445) of our report dated June 29, 1998, on our audits of the financial statements and supplemental schedules of the BDM 401(k) Savings Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.




                                                        Coopers & Lybrand L.L.P.


McLean, Virginia
June 29, 1998